Exhibit 99.1

QualTek Shares Business Update

BLUE BELL, PA April 24, 2023 (NASDAQ: QTEK) — QualTek Services Inc. (the “Company”) announced today that it has entered into a forbearance agreement with a majority of convertible noteholders of its Senior Unsecured Convertible Notes (“Convertible Notes”). This forbearance agreement follows the Company’s election to enter a 30-day grace period ending April 14, 2023, to make the interest payment on its Convertible Notes and subsequent decision to not make the payment. The Company also entered into a forbearance agreement with its administrative agent and lenders on its ABL Credit Agreement and a limited waiver agreement with required creditors of its Term Loan Credit Agreement. As detailed in the 8-K filed by the Company, the agreements will allow the Company to continue to work with its lenders to strengthen its balance sheet.

“These forbearance and waiver agreements position QualTek to deliver on the continued strong demand for our services and afford us additional runway to continue productive discussions with our lenders,” said QualTek’s Chief Executive Officer Scott Hisey. “We are working towards a holistic plan to improve our balance sheet that will enable us to better serve our customers and continue building upon our consistent track record of providing high-quality infrastructure services for our valued customer base.”

Additionally, on April 18, 2023, the Company received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company has not yet filed its Form 10-K, the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

This notification has no immediate effect on the listing of the Company’s shares on Nasdaq. However, if the Company fails to timely regain compliance with the Nasdaq Listing Rule, the Company’s Class A common stock will be subject to delisting from Nasdaq.

Under Nasdaq rules, the Company has 60 calendar days to either file the Form 10-K or to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule. If the Company does not file the 10-K but submits a plan to regain compliance, and Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Form 10-K to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

Forward-Looking Statements

This communication contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of QualTek. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of QualTek and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by QualTek.

Should one or more of the risks or uncertainties materialize or should any of the assumptions made by the management of QualTek prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the matters addressed in this communication and attributable to QualTek or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this communication. Except to the extent required by applicable law or regulation, QualTek undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this communication to reflect the occurrence of unanticipated events.

Contact
C Street Advisory Group
QualTek@thecstreet.com